Exhibit 99.1
N E W S R E L E A S E     MEDIA CONTACT
Amy Baker
VP, Corporate Communications and
    Marketing
MVB Financial Corp.
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Acquires Majority Interest in Trabian Technology, Inc.
Leading Software Development Firm Shares Focus on the Financial Frontier of Banking and Fintech

(FAIRMONT, W.Va.) April 19, 2021 – MVB Financial Corp. (“MVB,” “MVB Financial”) (Nasdaq: MVBF), the holding company for MVB Bank, Inc. (“MVB Bank”), announced today its acquisition by MVB Bank of a majority interest in Trabian Technology, Inc. (“Trabian”), a leading software development firm serving financial institutions.

Founded in 2003, Trabian builds digital products, web and mobile applications for forward-thinking community banks, credit unions, digital banks and Fintechs. In pursuing its mission to create technology to accelerate community finance, Trabian has created technology platforms that have been instrumental to the success of many of today’s leading Fintech companies.

“The acquisition of Trabian will significantly enhance our expanding Fintech vertical by putting more ‘Tech’ in our ‘Fin,’ ” said Larry F. Mazza, President and CEO, MVB Financial. “Trabian’s well-established reputation and nearly two decades of Fintech experience carry with it a leading role in the financial services ecosystem and an established book of business, simultaneously adding a new revenue stream and profit center and technological expertise that will benefit MVB and all of our stakeholders.”

Now as trusted partners, MVB’s and Trabian’s shared focus on the financial frontier of banking and Fintech will further enhance MVB’s ability to find and develop solutions for Fintech clients. Trabian will also play a role in MVB’s developing venture space, enhancing partner offerings in the technology arena and adding talent to help MVB execute on technology innovation.

Trabian’s mission will remain the same and its growing team of developers will continue to serve its clients without any interruption. Trabian’s founder and CEO Matt Dean has been appointed

Executive Chairman of its Board of Directors and will remain its CEO, and co-founder and COO Trey Reeme will assume the role of President of Trabian.

“Trabian and MVB are strong, like-minded, culturally aligned companies that will be even stronger together, with more resources to leverage opportunity,” Dean said. “Joining the MVB family allows Trabian to continue to grow and fulfill its goal of helping community-focused financial institutions and Fintechs improve their products and services to meet the needs of their customers, while also providing an avenue to differentiate the company from non-Fintech focused development shops.”

Squire Patton Boggs (US) LLP provided legal representation to MVB. Taft Stettinius & Hollister LLP provided legal representation to Trabian.

For more information about Trabian, please visit trabian.com.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Technology, the MVB Community Development Corporation, Chartwell Compliance and Paladin Fraud, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition;

changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.